                                                                   EXHIBIT 10.53



                             UNIT PURCHASE AGREEMENT


         This UNIT PURCHASE AGREEMENT (this "Agreement"), dated as of January 17, 2002, is made and entered into by and among CLASSIC VACATION GROUP, INC., a New York corporation formerly known as Global Vacation Group, Inc. ("Seller"), ALLIED TOURS, INC., a Delaware corporation ("Allied"), ALLIED TOURS, LLC, a Delaware limited liability company (the "Company") and KUONI HOLDING DELAWARE, INC., a Delaware corporation ("Buyer").

         WHEREAS, on January 17, 2002, Seller transferred to Company all of the assets and liabilities pertaining and related to its Allied Tours division (the "Division"), pursuant to that certain Asset Exchange Agreement ("the Asset Exchange Agreement") between the Seller and the Company made effective as of January 17, 2002 (the "Transfer"), except for certain assets and liabilities whose transfer has not yet been legally completed as of the date of this Agreement.

         WHEREAS, Seller owns all of the outstanding membership interests of the Company (all such membership interests being referred to hereinafter as the "Units"), as well as all issued and outstanding stock of Allied;

         WHEREAS, Seller desires to sell the Division's business and for such purpose, wishes to sell, and Buyer desires to purchase, the Units on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Seller desires to cause Allied to sell to Buyer certain intellectual property rights held by Allied through a transfer of such intellectual property rights to Buyer simultaneously with the sale of the Units by Seller to Buyer.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the "Parties") hereby agree as follows:

                                   ARTICLE I.

                            SALE OF UNITS AND CLOSING

SECTION 1.1 PURCHASE AND SALE(a) Purchase and Sale of Units. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the rights, title and interest of Seller in and to the Units on the terms and subject to the conditions set forth in this Agreement.

(b) Purchase and Transfer of Trademarks. Allied agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Allied, all rights and interest in the trademark application for "Allied Tours" (the "Application") and the common law trademark "Allied Tours" and registered trademarks "Time2" and "Time Square" (together with the Application, the "Trademarks"), free and clear of any Liens (as defined below). The registration and/or ownership details of the Trademarks are described in EXHIBIT 1.1 hereto.

SECTION 1.2       PURCHASE PRICE.

The aggregate purchase price (the "Purchase Price") for the Units and the Trademarks is Three Million Five Hundred Thousand United States Dollars ($US 3,500,000).

SECTION 1.3       CLOSING.

Subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 below, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Classic Vacation Group, One North First Street, Suite 300, San Jose, California 95113, at 10 a.m. (Pacific Standard time) on January 17, 2001 (the "Closing Date"), or at such other place and on such other date as is mutually agreeable to Buyer and Seller. The Closing will be effective as of the close of business on the Closing Date.

SECTION 1.4       CLOSING DELIVERIES

(a)      Payment of the Purchase Price. Deliveries by Buyer.

At Closing, Buyer shall pay to the Seller (acting in its own name and behalf and on Allied's behalf) the Purchase Price by wire transfer in immediately available lawful U.S. funds to Seller's designated bank account and shall deliver to
Seller:

                           (1) copy of the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; along with a certificate executed on behalf of Buyer by its corporate secretary certifying to Seller that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded which certificate shall be in the forms of Exhibit 1.4(a)(l);

                           (2) certificate, dated as of the Closing Date and executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Sections 6.2(a) through 6.2(d), in the form of Exhibit 1.4(a)(2); and

                           (3)      receipt signed by Brian Froelich
                  acknowledging payment of certain severance pursuant to the Termination and Release Agreement referred to in Section 6.1(n).

(b)      Deliveries by Seller or Company

         At Closing, the Seller or the Company shall deliver to the Buyer the following:

                           (1) certificate, dated as of the Closing Date and executed by an officer of Seller, an officer of the Company and an officer of Allied certifying to the fulfillment of the conditions specified in Sections 6.1(a) through 6.1(d) and stating that any and all agreements between the Company and the Seller or between the Company and any Affiliate (as defined in Section 6.1(l) below) of Seller are



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

                  terminated as of the Closing Date, which certificate shall be in the form of Exhibit 1.4(b)(1), provided however, that the agreements under which the services described in Section 8.2 below are delivered need not be terminated until the provision of such services has been completed;

                           (2) evidence of assignment satisfactory to Buyer of the Domain Names (as hereinafter defined) and of the Trademarks from the Seller and Allied, respectively, to the Company;

                           (3) written consent to assignment and change of control related to the Lease (as hereinafter defined), at the Buyer's satisfaction;

                           (4) release from Allied Tours Holding Corp. related to the Fishers' claim (the "Fishers' Claim") in the form of Exhibit 1.4(b)(4);

                           (5)      resignations (effective as of the Closing
                  Date) from all of the Company's officers in the form of
                  Exhibit 1.4(b)(5);

                           (6) copy of the Certificate of FORMATION of the Company, certified by the Secretary of State of the State of Delaware evidencing the good standing of the Company in such jurisdiction;

                           (7) copy of the text of the resolutions adopted by each of the board of directors of Seller and Allied, and copy of the resolution of the sole member of the Company, each authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement;

                           (8) certificates executed on behalf of each of Seller, Allied and Company by their corporate secretaries or appropriate officer, certifying to Buyer that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, in the form of Exhibit 1.4(b)(8);

                           (9) copy of a shareholders' resolution of Allied Tours, Inc. changing the corporate name as required pursuant to Section 6.1(l) below, as well as the amended certificate of incorporation reflecting the name change to be filed with the Secretary of State of Delaware as promptly as practicable after Closing;

                           (10)     executed copy of the Asset Exchange
                  Agreement;

                           (11)     executed copy of Rekencentra Letter
                  Agreement (as defined below);

                           (12) Company's minute books, transfer records, company's seal and other materials related to the Company's legal administration, if existing.



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


                                    (13)     executed Termination Agreement and
                  Release related to Brian Froelich in the form of Exhibit 1.4(a)(3).

                                    (14)     evidence of transfer to the Company
                  of all bank accounts, and of removal of the signatories of such bank accounts, as provided in Section 6.1(m), in a form satisfactory to Buyer.



                                   ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF SELLER AND ALLIED

Section 2.1       Disclosure Schedule

Seller hereby represents and warrants to Buyer that the statements contained in this Article II are correct and complete as of the Closing Date (unless other date is specifically referenced), except as set forth in the corresponding section of a disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Agreement

SECTION 2.2       INCORPORATION AND CORPORATE POWER.

Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the corporate power and authority to sell, transfer and convey the Units as provided by this Agreement). Allied is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the corporate power and authority to sell, transfer and convey the Trademarks as provided by this Agreement).

SECTION 2.3       EXECUTION, DELIVERY, VALID AND BINDING AGREEMENTS

The execution, delivery and performance of this Agreement by Seller and Allied and the consummation of the transactions contemplated hereby, including the Transfer, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the Transfer. This Agreement has been duly executed and delivered by each of Seller and Allied and constitutes the valid and binding obligation of each of Seller and Allied, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.



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

SECTION 2.4       NO BREACH

The execution, delivery and performance of this Agreement by Seller and the consummation by Seller and Allied of the transactions contemplated hereby, including the Transfer, do not (i) conflict with or result in any breach of any of the provisions of the provisions of the Certificate of Incorporation or Bylaws of Seller or Allied, or any law, statute, rule or regulation or order, judgment or decree to which Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or any other arrangement to which either Seller is a party or by which it is bound or to which any of its assets is subject.

SECTION 2.5       OWNERSHIP OF UNITS

Seller owns, beneficially and of record, all right, title and interest in and to the Units free and clear of any security interests, equities, claims, liens, pledges, options, warrants, encumbrances, charges, agreements, commitments, voting trusts, proxies or other arrangements, restrictions, other than restrictions under the United States Securities Act of 1933, as amended (the "Securities Act"), and state securities laws, or limitations of any kind, purchase rights, subscription rights, conversion rights or exchange rights (collectively, "Liens"), and the Closing will transfer good and valid title to the Units to Buyer, free and clear of any Liens.

SECTION 2.6       TRADEMARKS

Allied owns the Trademarks free and clear of any Liens, provided, however, that Allied owns the trademark "Allied Tours" as a matter of common law and the Application has been filed to register such trademark.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

Except as specifically set forth in the Disclosure Schedule, Company and Seller jointly and severally represent to Buyer as follows:

SECTION 3.1       ORGANIZATION AND STANDING

(I) Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and unrestricted limited liability company power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Licensing or qualification as a foreign limited liability company has been applied for in each state, country or territory wherein the absence of licensing or qualification as a foreign limited liability company would have a material adverse effect upon the business of Company as currently conducted.

(II) Since the date of its formation, for U.S. federal income tax purposes, the Company has been disregarded as an entity separate from the Seller and will not elect prior to Closing to be taxed as a corporation.


SECTION 3.2       SUBSIDIARIES

Company has no subsidiaries and no equity investment or other interest in, nor has Company made advances or loans to, any corporation, association, partnership, joint venture or other entity.

SECTION 3.3       CERTIFICATE OF FORMATION

Company has furnished to Buyer a true and complete copy of the Certificate of Formation of Company, as currently in effect, certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of the limited liability company agreement of Company, as currently in effect, certified by the Company's secretary. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.

SECTION 3.4       CAPITALIZATION

The authorized capitalization of the Company consists of 1,000 membership interests. As of the Closing Date, the Units are owned beneficially and of record by Seller, free and clear of any Liens. No membership interests have been reserved for any purpose.

SECTION 3.5       FINANCIAL STATEMENTS

As the Company was formed on January 14, 2002, no audited balance sheets and statements of income, stockholders' equity and changes in financial position exist. As such, Company has prepared and furnished to Buyer and there are included as exhibits that are part of the Disclosure Schedule, the unaudited balance sheet and statement of income of the Division as of December 31, 2001, and for the 12 months ended December 31, 2001 (the "Financial Statements"). The Financial Statements are: (i) in accordance with the books and records of the Division; (ii) consistent with the books and records of the Seller on a consolidated basis and; (iii) in accordance with Generally Accepted Accounting Principles in the United States of America ("U.S. GAAP"), applied on a consistent basis throughout the periods covered thereby, except for the disclosures required by U.S. GAAP, including statements of cash flows, statements of shareholders' equity and accompanying footnotes, which disclosures exist on the consolidated financial statements of and as applied to Seller.

SECTION 3.6       CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

(I) Since January 1, 2002 (or in the case of the Company, since the date of its formation), each of the Division and the Company: (a) has not suffered any material adverse change, or no other change whether material, adverse or otherwise (except in the Ordinary Course of Business (as defined below) or as a direct result of the Transfer), in its business, operations, prospects, condition (financial or otherwise), assets or liabilities; (b) has conducted its business diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business other than the Transfer, (c) has not incurred loss of, or significant injury to, any assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business or except as a direct result of the Transfer; (e) discharged or satisfied any encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than (A) current liabilities incurred since December 31, 2001 or (B) liabilities received in the Transfer, both in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any profit distributions or distributions of any assets, (g) mortgaged, pledged or subjected to any encumbrance any of its assets; (h) sold, exchanged, transferred or otherwise disposed of any of its assets, or cancelled any debts or claims, except in each case in the Ordinary Course of Business; (i) other than the Transfer, entered into any transactions other than in the Ordinary Course of Business; (j) made or permitted any amendment or termination of any material agreement to which it is a party or which it owns; (k) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (l) made any accrual, other than as a direct result of the Transfer, or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (m) directly or indirectly paid any severance or termination pay to any officer or employee in excess of six (6) months' salary; (n) other than as a direct result of the Transfer, made capital expenditures, or entered into commitments therefor, aggregating more than $200,000; (o) made any change in any method of accounting or accounting practice; (p) made any charitable contributions or pledges; or (q) made an agreement to do any of the foregoing.

(II) Since the date of its formation, the Company has not (a) issued any membership interests other than as a direct result of the Transfer, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds or (b) purchased, redeemed or otherwise acquired any membership interests, any securities convertible into membership interests, or any other securities. For the purposes of this Agreement, "Ordinary Course of Business" shall mean the ordinary course of business of the Division consistent with past custom and practice.

SECTION 3.7       ASSETS

The Transfer effectively transferred and assigned: (i) all of the assets owned and used by the Division and which are necessary for the Division to conduct its business in the Ordinary Course of Business, which assets are reflected on the Financial Statements and/or in the Asset Exchange Agreement (the "Assets"); (ii) all of the employees of the Division reflected on Exhibit 3.7 hereto and; (iii) all and only the liabilities of the Division as shown on the Financial Statements, except for liabilities incurred by the Division after January 1, 2002 in the Ordinary Course of Business or as a direct result of the Transfer. The Company has no other assets and liabilities other than those related to the Division. The Company has good, valid and marketable title to all assets owned and used by it, free and clear of all encumbrances. The Assets are delivered on an as-is, where-is basis including any and all faults except for the warranties and representations



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


expressly made under this Agreement, and with no representation or warranty as to the collectibility of any receivable.

SECTION 3.8       RESTRICTIONS AND CONSENTS

There are no material agreements, laws or other restrictions of any kind to which the Company (or any asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of the Company as a result of the execution, delivery or performance of this Agreement.

SECTION 3.9       EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the Transfer) have been duly and validly authorized by all requisite company action, and no other company proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

SECTION 3.10      NO BREACH

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of the Certificate of Formation or Limited Liability Company Agreement, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

SECTION 3.11      TAXES

Each of the Company and Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly and timely filed all Tax Returns (as defined below) required to be filed by the Company or the Seller, as the case may be, on or before the Closing Date with respect to all applicable Taxes (as defined below). No penalties or other charges are or will become due with respect to any Tax Returns as the result of the late filing thereof. Each of the Company and the Seller has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a tax assessment or deficiency. All of the Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all respects. Each of the Company and Seller: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established)


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adequate reserves for the payment of such Taxes. Each of the Company and Seller is not responsible for any liability for any Taxes of any other person or entity for which adequate reserves have not been established, whether by contract, by operation of law or otherwise, including any potential tax liability arising from the prior acquisition of the Division by the Seller (and/or any Affiliate thereof), except for the Fishers' Claim (as defined below). The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no liens as a result of any unpaid taxes, or otherwise, upon any assets of the Company or Seller. "Taxes" means all federal, state, local,foreign and other taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property (tangible and intangible), ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith. "Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by the Company, the Seller or any of the Seller's subsidiaries (without regard to extensions of time permitted by law or otherwise).



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

SECTION 3.12      LITIGATION; CLAIMS

There are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the Knowledge of the Company (as defined below), threatened against, affecting or involving the Company or its business or assets or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. "Knowledge of the Company" shall mean the actual knowledge of Ronald M. Letterman, Debbie A. Lundquist, Joseph K. Grabow, Donald Taylor, Marilyn Reis and Jane Rossmango.

SECTION 3.13      CONTRACTS

The Company is not in default under any material contract except that defaults may have resulted and may be continuing under any or all contracts between vendors and the Company as a result of the Company's failure to make payments required according to the terms of such contracts.

SECTION 3.14      INVENTORY

The Company holds no Inventory except for inventory acquired to service pending groups for which the full liability for such inventory has been committed by a specific customer. "Inventory" shall mean guaranteed hotel room reservations for which the Company is obligated to pay a penalty on cancellation.

SECTION 3.15      COPIES OF DOCUMENTS

True and complete copies of all documents listed in the Disclosure Schedule have been made available to Buyer prior to the execution of this Agreement.

SECTION 3.16      BROKERS' FEES

The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Agreement and the Transfer for which Buyer shall become liable. Seller has engaged Dresdner Kleinwort Wasserstein as a financial advisor on certain matters indirectly related to this Agreement but neither Buyer nor Company shall incur any liability related to such engagement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

SECTION 4.1       EXECUTION, DELIVERY, VALID AND BINDING AGREEMENT

This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

SECTION 4.2       NO BREACH

The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any Lien upon any assets of Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

SECTION 4.3       GOVERNMENTAL AUTHORITIES; CONSENTS

Buyer is not required to submit any notice, report or other filing, other than the BE-13 form to be filed with the U.S. Department of Commerce, with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with his execution, delivery and performance of this Agreement or the transactions contemplated hereby.

SECTION 4.4       INVESTMENT REPRESENTATIONS AND WARRANTIES

(a) Buyer is acquiring the Units pursuant to this Agreement for investment and not with a view to the resale or distribution of such Units or any interest therein other than in a transaction that is registered or exempt from registration under the Securities Act or any applicable state "blue sky" law.

(b) Buyer has had the opportunity to consult with senior management of the Company and to obtain such information as Buyer has considered necessary or appropriate in order to evaluate this transaction.

                                   ARTICLE V.

                                    COVENANTS

SECTION 5.1       COVENANTS OF SELLER

(a) Conduct of the Business. From the date hereof until the Closing Date, which shall be no more than three business days, unless otherwise consented to by Buyer in writing, Seller agrees as follows:

                  (i) Seller shall not cause the business of the Company to be conducted in any manner other than in the Ordinary Course of Business.


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

                  (ii) Seller shall not cause the Company to: (1) issue or sell any additional Units of, or any options, warrants, conversion privileges or rights of any kind to acquire any Units of, any of its membership interests, (2) sell, pledge, dispose of or encumber any of its assets, except in the Ordinary Course of Business; (3) amend or propose to amend its Certificate of Formation or Limited Liability Company Agreement; (4) split, combine or reclassify any outstanding Units, or declare, set aside or pay any dividend or other distribution payable in cash, membership interests, Units, property or otherwise with respect to the Units; (5) redeem, purchase or acquire or offer to acquire any Units or other securities of the Company; (6) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (7) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the Ordinary Course of Business and consistent with past practice; or (8) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this
         Section 5.1(a)(ii).

                  (iii) Seller shall not cause the Company to cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

                  (iv) To the extent Seller is made aware of such, Seller shall notify Buyer of any emergency or other change in the Ordinary Course of Business and of any governmental or third-party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company.

                  (v) Seller shall cease to use, and shall cause any Affiliates (other than the Company) to cease using, the name "Allied Tours" as trademark, tradename or corporate name, and shall further cause Allied (and Allied covenants) to change its corporate name to a corporate name not including the name "Allied" as of Closing or as soon as practicable thereafter.

(b) Conditions. Seller shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 6.1 to be satisfied and to consummate the transactions (including the Transfer), as contemplated herein, as soon as reasonably possible after the execution of this Agreement but in no event later than the Closing Date. The Parties hereby acknowledge that the Transfer is of the essence of this transaction and that the Buyer is entering into this Agreement in reliance of the Transfer being completed on the terms and conditions set forth in this Agreement.

SECTION 5.2       ACCESS; INVESTIGATIONS BY BUYER

(a) Seller shall and shall cause the Company to, and the Company shall, through the Closing Date, provide to representatives of Buyer full access to the offices, books, agreements, records

(including, without limitation, tax returns and correspondence with accountants), officers, directors, employees, consultants and contractors of each of the Division and the Company and will furnish representatives of Buyer such financial and operating data and other information with respect to the businesses and assets of the Company as Buyer may request, including, without limitation, Agreements with clients, customers, vendors, lessors, licensors and suppliers of the Company. Buyer agrees at all times through Closing Date to use reasonable efforts, at least as stringent as those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to Buyer's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the Company's advance written authorization; provided, however, that Buyer shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through Buyer. In the event this Agreement is terminated, Buyer will return to the Company all documents, workpapers and other materials Furnished to Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by Buyer of the provisions of this Section, the Company shall be entitled to an injunction restraining Buyer from disclosing, in whole or in part, such information, as its exclusive remedy.

(b) Seller and the Company hereby acknowledge that they have obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to Buyer not generally known by or available to the general public. Seller agrees at all times through the Closing Date to use reasonable efforts, and agrees to cause the Company to use reasonable efforts, at least as stringent as those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to Seller's or the Company's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without Buyer's advance written authorization; provided, however, that Seller and the Company shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through the Company. In the event this Agreement is terminated, Seller shall cause the Company to, and Seller, will return to Buyer all documents, workpapers and other materials furnished to the Company and Seller relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by the Company or Seller of the provisions of this Section, Buyer shall be entitled to an injunction restraining the Company or Seller, as the case may be, from disclosing, in whole or in part, such information, as its exclusive remedy.


SECTION 5.3       COVENANTS OF BUYER.

(a) Satisfaction of Conditions Precedent. Buyer shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 6.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the date of execution of this Agreement but in no event later than the Closing Date.

(b) Letter of Credit. On or before February 1, 2002, Buyer or an Affiliate of Buyer shall issue a letter of credit in the amount of US$1,000,000, to secure the Company's obligations in regard to its vendors, substantially in the form of
Exhibit 5.3(b).

(c) Promissory Note. As a guarantee for Buyer's fulfillment of the obligation stated in the preceding paragraph, on the Closing Date, Kuoni Travel Holding Ltd. shall deliver to Seller a promissory note in the amount of US$1,000,000, in the form of Exhibit 5.3(c).


                                   ARTICLE VI.

                              CONDITIONS TO CLOSING

SECTION 6.1       CONDITIONS TO BUYER'S OBLIGATIONS

The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

(a) The representations and warranties set forth in Article II and Article III hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

(b) Seller and the Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

(c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions;

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c) hereof

(e) The Company and B. Rekencentra NV ("Rekencentra") shall have executed that certain Letter Agreement dated as of January 15, 2002 by and between the Company and Rekencentra (the "Rekencentra Letter Agreement") in the form of
Exhibit 6.1(e);

(f) All receivables of the Division as reflected on the Financial Statements (except for those receivables collected after January 1, 2002) shall have been properly assigned to the Company by the Seller, at the Buyer's judgment;

(g) All material business contracts of the Division shall have been properly assigned to the Company by the Seller, at the Buyer's satisfaction, except for those contracts referred to in the Disclosure Schedule;

(h) All employees of the Division reflected on Exhibit 3.7 attached hereto (except for those employees who may have voluntarily terminated employment after the date of execution of this Agreement) shall have been effectively conveyed and transferred to the Company;

(i) The domain names "DIRECTACCESS2.COM", "ALLIEDTOURSTIMESQUARE.COM", "TIME2.NET", "DIRECTACCESS2.NET", "ALLIEDTOURS.COM", "ALLIEDTOURSLAX.COM" and "ALLIEDTOURSMIA.COM" (collectively, the "Domain Names") shall have been transferred and assigned from the Seller to the Company, at Buyer's satisfaction.

(j) That certain Agreement of Lease, dated October 15, 1992, by and between 1560 Broadway Company, c/o Newmark & Company Real Estate, Inc., and Allied Bus Corp. shall have been properly assigned by the Seller to the Company, to the Buyer's satisfaction (the "Lease");

(k) The Company shall have obtained a release from Allied Tours Holding Corp. in the form of Exhibit 1.4(b)(4);

(l) The Seller shall have terminated, or caused the termination of, any agreements between the Company (or the Division, if applicable) and the Seller or any Affiliates of the Seller, including the factoring agreement with CVG Finance Company, and the management agreement of the Seller's group.

(m) The Seller shall have caused the transfer and assignment to Company of all bank accounts used by the Division and/or Allied, and shall have further caused the removal of all signatories for such bank accounts, except for Don Taylor.

(n) The Seller shall have delivered the Termination and Release Agreement related to Brian Froelich in the form of Exhibit 1.4(a)(3) executed by all parties thereto other than the Seller and the Company.

(o) Since the date of Financial Statements, the accounts receivable of the Company, as well as the available cash and cash related assets have been managed, maintained and operated in the Ordinary Course of Business.

For the purposes of this Agreement, "Affiliate" shall mean (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls (as defined below), is Controlled by, or is under common Control with such person or entity. "Control" shall mean possession, directly or indirectly, or power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

SECTION 6.2       CONDITIONS TO SELLER'S AND COMPANY'S OBLIGATIONS

The obligations of Seller and Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

(a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing as though then made;

(b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions;

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.2(c) hereof;

(e) Buyer or an Affiliate of Buyer shall have replaced the Seller as issuer of the letters of credit listed on Exhibit 6.2(e) or shall have otherwise replaced the Seller as guarantor of the Company's obligations to the hotels listed on such exhibit, at Seller's satisfaction.


                                  ARTICLE VII.

                                   TERMINATION

SECTION 7.1       TERMINATION

This Agreement may be terminated at any time prior to the Closing:

(a)      by the mutual consent of Buyer and Seller;

(b) by either Buyer or Seller if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

(c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated within three business days of the date hereof; provided that, neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section 6.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

(d) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by January 18, 2001 (except for those actions which must be taken completed after the Closing Date pursuant to this Agreement); provided that, neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

SECTION 7.2       EFFECT OF TERMINATION

In the event of termination of this Agreement by either Buyer or Seller as provided in Section 7.1, this Agreement shall become void and there shall be no liability on the part of either Buyer or Seller, or their respective shareholders, officers, or directors, except that the confidentiality obligations of Sections 5.2, and Sections 5.1(a)(v), 10.3, 10.4, 10.12 and 10.13 hereof shall survive indefinitely.


                                  ARTICLE VIII.

                                TRANSITION PERIOD

SECTION 8.1       INSURANCE; MEMBERSHIPS

Effective at Closing, Seller shall terminate (a) all insurance coverage for the Company including, but not limited to, auto insurance, travel agent errors and omissions insurance and all property and casualty insurance coverage, and (b) all professional memberships of the Company (except to the extent such memberships are assumed by Buyer on or prior to the Closing Date), including, but not limited to, membership in the United States Tour Operators Association.

SECTION 8.2       TRANSITION PERIOD

Notwithstanding the foregoing and in order to provide an orderly transition following the Closing, for a period through and including January 31, 2002 (the "Transition Period") Seller agrees to continue medical and dental coverage for the employees of the Company at Closing under premiums previously paid. Buyer agrees to cause the Company to reimburse Seller for the administrative fees related to such medical and dental insurance plan including the administrative costs related to the claims run-off during the 90-day run-off period, upon presentment of invoices therefor. The participation of the employees of the Company in the Classic Vacation Group, Inc.

401(k) plan ceases at Closing. During the Transition Period, the Buyer will set up a replacement 401(k) plan and transfer accounts of such employees from the Classic Vacation Group, Inc. 401(k) plan into such new plan. Buyer agrees to cause the Company to reimburse Seller for any administrative fees related to employees remaining under the Classic Vacation Group, Inc. 401(k) plan, including the cost of transferring such employees to such new plan, upon presentment of an invoice therefor. During the Transition Period, Seller shall not charge the Company for corporate overhead expenses associated with the provision of the foregoing. Seller shall not renew the letters of credit benefiting the Company, which may be outstanding as of the Closing Date.



                                   ARTICLE IX

                                    SURVIVAL

Notwithstanding any investigation made by or on behalf of any of the Parties or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in
Article II (except for Section 2.5), Article III and Article IV and the covenants contained in Article V shall terminate on the Closing Date and be expressly extinguished and neither the Seller nor the Company nor any of their respective Affiliates, officers, employees, agents or advisers shall be liable for any alleged breach of the same. In addition, prior to Closing, the Buyer's sole and absolute remedy for a breach of any representation, warranty or covenant contained in the above-referenced Articles (including Section 2.5) shall be to terminate this Agreement pursuant to Section 7.1 above and neither the Seller nor the Company nor any of their respective Affiliates, officers, employees, agents or advisors shall incur any liability for any alleged breach of the same.


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1      NON-COMPETITION

For a period of one (1) year from and after the Closing Date, the Seller and its Affiliates shall not enter into competition with the Company by offering to, soliciting, or marketing to travelers from outside the United States, the sale of tour packages for travel to the United States from departure points outside of the United States, provided, however, that this non-competition obligation of the Seller and its Affiliates will terminate upon consummation of a sale of substantially all of the stock or assets of the Seller or, as to any Affiliate, the sale of substantially all of the stock or assets of such Affiliate.

SECTION 10.2      TAX AND AUDIT MATTERS

The Buyer shall prepare and file all Tax Returns of the Company becoming due after Closing. Seller, Company and Buyer, individually and on behalf of each of their Affiliates, hereby agree to use all commercially reasonable efforts to cooperate and assist one another as necessary for the filing of any tax return related to the Company or the Division, the completion of any audit related to the Company or the Division or the resolution of any other Tax-related issue. Buyer agrees to cause Company to maintain accurate and complete accounting and personnel books and records for a period of time not shorter than the statute of limitations applicable to tax or employee-related actions.

SECTION 10.3      PRESS RELEASES AND ANNOUNCEMENTS

Prior to the Closing Date, neither Party nor any of their Affiliates shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of Seller without prior written or electronically transmitted approval of the other Parties, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to the Parties.

SECTION 10.4      EXPENSES

Except as otherwise expressly provided for herein, Seller and Buyer will pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges, including penalties and interest, incurred in connection with this Agreement shall be for the account of the Seller and paid by Seller when due. The Seller, at its own expense, will file all necessary Tax Returns related to any tax described in this section 10.4 or as required to be filed by Seller under this Agreement.

SECTION 10.5      FURTHER ASSURANCES

Seller and Buyer agree that, on and after the Closing Date, each shall take all appropriate action (without incurring any out-of-pocket expenses) and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

SECTION 10.6      AMENDMENT AND WAIVER

This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.



SECTION 10.7      NOTICES; SELLER'S AGENT

(a) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Seller and/or Allied:

Classic Vacation Group, Inc.
One North First Street, Suite 300
San Jose, California 95113
Attention: Debbie A. Lundquist, Executive Vice President & Chief Financial
           Officer
Facsimile:  408-977-0282

Notices to Buyer:

Kuoni Holding Delaware Inc.
c/o Kuoni Reisen Holding AG
Attn: Max Katz
Neue Hard 7
CH-8010 Zurich
Switzerland


(b) Allied hereby appoints Seller as its agent and attorney-in-fact to act for and represent Allied in regard to any matters related to this Agreement and related transactions.

SECTION 10.8      ASSIGNMENT

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

SECTION 10.9      SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10.10      COMPLETE AGREEMENT

This Agreement and the other documents referred to herein contain the complete agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 10.11     COUNTERPARTS

This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument. With regard to this Agreement and any and all documents related thereto, the Parties agree that facsimile copies shall be binding as originally executed copies.

SECTION 10.12     GOVERNING LAW

The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

SECTION 10.13     CONSENT TO JURISDICTION

This Agreement and the duties and obligations of the Parties hereunder and under each of the documents referred to herein shall be enforceable against any of Buyer, Allied, Company or Seller in the courts of the State of New York in the United States of America. For such purpose, Buyer, Allied, Company and Seller hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Agreement and such other documents may be heard and determined in any of such courts.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.



                                 CLASSIC VACATION GROUP, INC.

                                 By:  /S/ RONALD M. LETTERMAN
                                     ---------------------------
                                   Name:  Ronald M. Letterman
                                   Title:   President and CEO



                                 ALLIED TOURS, LLC

                                 By:  /S/ DEBBIE A. LUNDQUIST
                                     ---------------------------
                                   Name:  Executive Vice President
                                   Title:   Debbie A. Lundquist



                                 ALLIED TOURS, INC.

                                 By:  /S/ DEBBIE A. LUNDQUIST
                                     ---------------------------
                                   Name:  Debbie A. Lundquist
                                   Title:  Executive Vice President



                                 KUONI HOLDING DELAWARE, INC.

                                 By:   /S/ MAX E. KATZ
                                     ---------------------------
                                   Name:  Max E. Katz
                                   Title:   President